FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 26, 1999


                             THE VALSPAR CORPORATION
                             -----------------------


             Delaware                    1-3011                 36-2443580
--------------------------------   --------------------   ----------------------
  (State or other Jurisdiction       (Commission File         (IRS Employer
       of Incorporation)                 Number)            Identification No.)


  1101 Third Street South, Minneapolis, Minnesota                 55415
-------------------------------------------------------   ----------------------
     (Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code:            (612)332-7371


                                 Not Applicable
       ------------------------------------------------------------------
         (former name or former address, if changed, since last report)

Item 2. Acquisition or Disposition of Assets

         On February 26, 1999, The Valspar Corporation (the "Company") completed the acquisition of certain operations of Dexter Corporation's Packaging Coatings business and Dexter Corporation's French industrial coatings subsidiary, Dexter S.A.S., pursuant to a Dexter Coatings Business Purchase and Sale Agreement between Dexter Corporation ("Dexter") and the Company dated August 21, 1998 (the "Purchase Agreement"). Dexter Corporation's Packaging Coatings business is the worldwide packaging coatings business of the U.S.-based Dexter Corporation and certain of its affiliates worldwide. Dexter S.A.S. supplies a variety of industrial coatings to the European market. Combined 1998 sales for the Packaging Coatings business and Dexter S.A.S. were $212 million.

         The Packaging Coatings business acquired has operations in the United States, Mexico, Brazil, the United Kingdom, Austria, Switzerland, France, Spain, Japan, Thailand, Singapore and South Africa and supplies beverage can coatings, food can coatings and specialty coatings. In the United States, the United Kingdom and Singapore, the Company acquired certain assets and assumed certain liabilities of the acquired operations. In Mexico, Brazil, Austria, Switzerland, France, Spain and Thailand, the Company acquired the outstanding share capital of the Dexter subsidiaries. In Japan and South Africa, the Company acquired Dexter's majority interests in joint venture affiliates. The Packaging Coatings business will be combined with the Company's existing worldwide packaging coatings business.

         The industrial coatings business of Dexter S.A.S. is located in Tournus, France and supplies wood, coil, flexible packaging and general industrial coatings primarily to the European market.

         The total consideration for this transaction was approximately $224.5 million in cash; including approximately $214.5 million for assets and share capital of Dexter Corporation and certain of its subsidiaries and affiliates, and $10 million for a non-competition covenant from Dexter Corporation and its subsidiaries and affiliates. The total consideration paid for this transaction is subject to adjustment as provided in the Purchase Agreement and was negotiated after weighing various factors, including earnings, book values, trends and other customary valuation methods.

         The consideration for the acquisition was financed with borrowings from the Company's recently amended primary credit facility with a consortium of 19 banks led by Wachovia and co-managed by Chase Manhattan.

Item 7. Financial Statements and Exhibits

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is currently impracticable to provide the required financial statements of the acquired business. Pursuant to paragraph (a)(4) of
         Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (b) PRO FORMA FINANCIAL INFORMATION.

         It is currently impracticable to provide the required pro forma financial information. Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (c) EXHIBITS.

         2.1 Dexter Coatings Business Purchase and Sale Agreement between Dexter Corporation and the registrant made and entered into as of August 21, 1998, as amended by the First Amendment to Dexter Coatings Business Purchase and Sale Agreement dated February 26, 1999 (pursuant to Rule 24b-2, certain information has been deleted and filed separately with the Commission).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE VALSPAR CORPORATION

By /s/ Rolf Engh
   ----------------------

Name:  Rolf Engh
Title: Secretary

Date:  March 15, 1999